Exhibit 99.1

WHITESTONE REIT

REPORTS THIRD QUARTER 2024 RESULTS

Houston, Texas, October 30, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2024. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“Whitestone delivered a very strong quarter, delivering 4.6% Same Store Net Operating Income growth, GAAP leasing spreads of 25.3% and occupancy of 94.1%. We raised our SS NOI guidance by 75 basis points on the bottom end and 25 basis points on the top end and are now estimating SS NOI growth in the 3.75 – 4.75% range.  We continued to strengthen our balance sheet, improving our Debt to EBITDAre ratio by 0.8 turns sequentially from the second quarter to 7.2 times, and further laddered our debt maturities and fixing interest rates through the entry into a new $20 million term loan in October, due in 2028 with a fixed interest rate of 5.2%.  The proceeds from the new term loan were used to pay down our floating rate line of credit.  The leasing environment in our markets remains robust, extending our streak of 10 consecutive quarters with leasing spreads of 17% or greater. Our curated portfolio in some of the fastest growing markets in the U.S. provides clear visibility on continued earnings growth to enhance shareholder value. We are reiterating our 2024 Core FFO per share guidance, which provides for 11% year-over-year growth at the midpoint.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $38.6 million versus $37.1 million for the third quarter of 2023.
•	Net Income attributable to common shareholders of $7.6 million, or $0.15 per diluted share, versus $2.5 million, or $0.05 per diluted share for the third quarter of 2023.
•	Core Funds from Operations (“FFO”) of $13.0 million versus $11.7 million for the third quarter of 2023.
•	FFO per diluted share of $0.25 versus $0.23 for the third quarter of 2023.
•	Core FFO per diluted share was $0.25 versus $0.23 for the third quarter of 2023.
•	EBITDAre of $21.6 million versus $20.4 million for the third quarter of 2023.
•	Same-Store Net Operating Income (“NOI”) grew 4.6% to $24.2 million versus $23.2 million for the third quarter of 2023.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 3.6% to $23.65, compared to the prior year quarter.

Operating Results

For the three-month periods ending September 30, 2024 and 2023, the Company’s operating highlights were as follows:

	Third Quarter 2024	Third Quarter 2023
Occupancy:
Wholly Owned Properties – All	94.1%	92.7%
>10,000 Sq Ft Occupancy	97.4%	96.0%
≤ 10,000 Sq Ft Occupancy	92.2%	90.8%
Same Store Property Net Operating Income Change (1)	4.6%	4.9%
Rental Rate Growth - Total (GAAP Basis):	25.3%	24.4%
New Leases	22.7%	23.6%
Renewal Leases	25.9%	24.6%
Leasing Transactions:
Number of New Leases	26	29
New Leases - Lease Term Revenue (millions)	$7.6	$11.2
Number of Renewal Leases	46	58
Renewal Leases - Lease Term Revenue (millions)	$15.3	$15.7

Balance Sheet and Debt Metrics

•	As of September 30, 2024, Whitestone had total debt of $634.6 million, along with capacity and availability of $121.0 million each under its $250 million revolving credit facility.
•	As of September 30, 2024, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On September 4, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the fourth quarter of 2024, to be paid in three equal installments of $0.04125 in October, November, and December of 2024.

2024 Full Year Guidance

The Company has updated its 2024 full-year guidance for net income attributable to Whitestone REIT, same store net operating income growth, general and administrative expense, the gain on sale of properties to include the impact of the gain recognized on the sale of Mercado at Scottsdale Ranch and Fountain Hills Plaza, interest expense expectations partially related to timing differences of property sales and acquisitions, and the impact of proxy contest costs.  The guidance update is as follows:

	Q3 2024 Revised Guidance	2024 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1)(2)	$24,602 - $27,602	$16,600 - $19,600
Core FFO (3)	$50,985 - $53,985	$50,985 - $53,985

Net income attributable to Whitestone REIT per share	$0.47 - $0.53	$0.32 - $0.38
Core FFO per diluted share and OP Unit (3)	$0.98 - $1.04	$0.98 - $1.04

Key Drivers:
Same store net operating income growth (4)	3.75% - 4.75%	2.5% - 4.0%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.60% - 1.10%
General and administrative expense (1)	$22,057 - $23,557	$19,700 - $21,200
Interest expense	$33,400 - $34,900	$32,600 - $34,100
Ending occupancy	93.8% - 94.8%	93.8% - 94.8%
Gain on sale of properties (2)	$10,212	$0
Net Debt to EBITDAre Ratio (5)	7.0X - 6.6X	7.0X - 6.6X

(1)	2024 revised guidance includes estimated proxy contest costs of $1,757.
(2)	2024 revised guidance includes a gain on sale of properties that occurred during the nine months ended September 30, 2024.
(3)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(4)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees.
(5)	Fourth quarter annualized EBITDAre. For EBITDAre and Debt/EBITDAre, non-GAAP financial measures, please see the respective reconciliation tables.

Portfolio Statistics

As of September 30, 2024, Whitestone wholly owned 55 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (6), Dallas-Fort Worth (9), Houston (13), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owned an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP. On January 25, 2024, the Company exercised its notice of redemption for substantially all of its investment in Pillarstone OP. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,466 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenue. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, October 31, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Friday, November 15, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742564

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023

ASSETS
Real estate assets, at cost
Property	$1,243,067	$1,221,466
Accumulated depreciation	(243,500)	(229,767)
Total real estate assets	999,567	991,699
Investment in real estate partnership	—	31,671
Cash and cash equivalents	2,534	4,572
Restricted cash	—	68
Escrows and deposits	3,667	24,148
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	32,541	30,592
Receivable from partnership redemption	31,643	—
Receivable due from related party	15,186	1,513
Unamortized lease commissions, legal fees and loan costs	14,148	13,783
Prepaid expenses and other assets(2)	2,826	4,765
Finance lease right-of-use assets	10,449	10,428
Total assets	$1,112,561	$1,113,239

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$633,552	$640,172
Accounts payable and accrued expenses(3)	36,185	36,513
Payable due to related party	1,577	1,577
Tenants' security deposits	9,175	8,614
Dividends and distributions payable	6,279	6,025
Finance lease liabilities	789	721
Total liabilities	687,557	693,622
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 50,645,877 and 49,610,831 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	51	50
Additional paid-in capital	636,192	628,079
Accumulated deficit	(216,044)	(216,963)
Accumulated other comprehensive income (loss)	(679)	2,576
Total Whitestone REIT shareholders' equity	419,520	413,742
Noncontrolling interest in subsidiary	5,484	5,875
Total equity	425,004	419,617
Total liabilities and equity	$1,112,561	$1,113,239

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,064	$16,287
Accrued rents and other recoveries	28,312	26,751
Allowance for doubtful accounts	(14,451)	(13,570)
Other receivables	1,616	1,124
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$32,541	$30,592

(2) Operating lease right of use assets (net)	$67	$109
(3) Operating lease liabilities	$67	$112

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental(1)	$38,107	$36,667	$112,328	$108,405
Management, transaction, and other fees	526	467	1,116	1,040
Total revenues	38,633	37,134	113,444	109,445

Operating expenses
Depreciation and amortization	8,921	8,332	26,242	24,538
Operating and maintenance	7,303	6,862	20,667	19,847
Real estate taxes	4,838	4,693	12,988	14,168
General and administrative	4,878	5,392	17,610	15,651
Total operating expenses	25,940	25,279	77,507	74,204

Other expenses (income)
Interest expense	8,506	8,400	25,813	24,563
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Loss on disposal of assets, net	111	480	183	500
Interest, dividend and other investment income	(3)	(11)	(15)	(49)
Total other expenses	4,852	8,864	15,769	15,388

Income before equity investment in real estate partnership and income tax	7,841	2,991	20,168	19,853

Deficit in earnings of real estate partnership	—	(375)	(28)	(1,627)
Provision for income tax	(118)	(95)	(327)	(339)
Net Income	7,723	2,521	19,813	17,887

Less: Net income attributable to noncontrolling interests	99	35	257	248

Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	$0.39	$0.36
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	$0.38	$0.35

Weighted average number of common shares outstanding:
Basic	50,297	49,534	50,067	49,472
Diluted	51,305	50,637	51,106	50,399

Consolidated Statements of Comprehensive Income (Loss)

Net income	$7,723	$2,521	$19,813	$17,887

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	(8,946)	4,094	(3,296)	6,602

Comprehensive income (loss)	(1,223)	6,615	16,517	24,489

Less: Net income attributable to noncontrolling interests	99	35	257	248
Less: Comprehensive income (loss) attributable to noncontrolling interests	(115)	56	(41)	91

Comprehensive income (loss) attributable to Whitestone REIT	$(1,207)	$6,524	$16,301	$24,150

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(1) Rental
Rental revenues	$27,114	$26,521	$81,350	$78,780
Recoveries	11,338	10,535	32,009	30,571
Bad debt	(345)	(389)	(1,031)	(946)
Total rental	$38,107	$36,667	$112,328	$108,405

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$19,813	$17,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,242	24,538
Amortization of deferred loan costs	823	820
Gain on sale of properties	(10,212)	(9,626)
Loss on disposal of assets	183	500
Bad debt	1,031	946
Share-based compensation	2,805	2,485
Deficit in earnings of real estate partnership	28	1,627
Amortization of right-of-use assets - finance leases	65	72
Changes in operating assets and liabilities:
Escrows and deposits	6,238	2,282
Accrued rents and accounts receivable	(2,980)	(4,359)
Receivable due from related party	(40)	(128)
Unamortized lease commissions, legal fees and loan costs	(1,992)	(2,644)
Prepaid expenses and other assets	1,705	2,432
Accounts payable and accrued expenses	(4,114)	(1,011)
Payable due to related party	—	16
Tenants' security deposits	561	17
Net cash provided by operating activities	40,156	35,854
Cash flows from investing activities:
Acquisitions of real estate	(50,137)	(25,474)
Additions to real estate	(15,485)	(12,748)
Proceeds from sales of properties	46,444	13,447
Net cash used in investing activities	(19,178)	(24,775)
Cash flows from financing activities:
Distributions paid to common shareholders	(18,325)	(17,754)
Distributions paid to OP unit holders	(240)	(249)
Proceeds from issuance of common shares, net of offering costs	7,620	—
Payments of exchange offer costs	(81)	—
Net (payments of) proceeds from credit facility	(17,000)	34,000
Repayments of notes payable	(47,950)	(29,823)
Proceeds from notes payable	56,340	—
Payments of loan origination costs	(789)	—
Repurchase of common shares	(2,641)	(525)
Payment of finance lease liability	(18)	(10)
Net cash used in financing activities	(23,084)	(14,361)
Net decrease in cash, cash equivalents and restricted cash	(2,106)	(3,282)
Cash, cash equivalents and restricted cash at beginning of period	4,640	6,355
Cash, cash equivalents and restricted cash at end of period (1)	$2,534	$3,073

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,384	$23,223
Cash paid for taxes	$432	$435
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$29	$864
Financed insurance premiums	$2,638	$3,002
Value of shares issued under dividend reinvestment plan	$56	$55
Value of common shares exchanged for OP units	$355	$16
Change in fair value of cash flow hedge	$(3,296)	$6,602
Accrued capital expenditures	$1,439	$—
Receivable from partnership redemption	$31,643	$—
Recognition of finance lease liability	$86	$—

	September 30,
	2024	2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,534	$2,976
Restricted cash	—	97
Total cash, cash equivalents and restricted cash	$2,534	$3,073

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,904	8,294	26,169	24,417
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	403	111	1,209
Loss on disposal of assets	111	480	183	500
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Net income attributable to noncontrolling interests	99	35	257	248
FFO (NAREIT)	$12,976	$11,693	$36,064	$34,387
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	—	1,757	—
Core FFO	$12,976	$11,693	$37,821	$34,387

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$12,976	$11,693	$36,064	$34,387
Core FFO	$12,976	$11,693	$37,821	$34,387
Denominator:
Weighted average number of total common shares - basic	50,297	49,534	50,067	49,472
Weighted average number of total noncontrolling OP units - basic	649	694	654	694
Weighted average number of total common shares and noncontrolling OP units - basic	50,946	50,228	50,721	50,166

Effect of dilutive securities:
Unvested restricted shares	1,008	1,103	1,039	927
Weighted average number of total common shares and noncontrolling OP units - diluted	51,954	51,331	51,760	51,093

FFO per common share and OP unit - basic	$0.25	$0.23	$0.71	$0.69
FFO per common share and OP unit - diluted	$0.25	$0.23	$0.70	$0.67

Core FFO per common share and OP unit - basic	$0.25	$0.23	$0.75	$0.69
Core FFO per common share and OP unit - diluted	$0.25	$0.23	$0.73	$0.67

(1)	Includes pro-rata share attributable to real estate partnership for the three months ended September 30, 2023 and through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the periods ended September 30, 2024 and 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
General and administrative expenses	4,878	5,392	17,610	15,651
Depreciation and amortization	8,921	8,332	26,242	24,538
Deficit in earnings of real estate partnership (1)	—	375	28	1,627
Interest expense	8,506	8,400	25,813	24,563
Interest, dividend and other investment income	(3)	(11)	(15)	(49)
Provision for income taxes	118	95	327	339
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Management fee, net of related expenses	—	—	—	16
Loss on disposal of assets, net	111	480	183	500
NOI of real estate partnership (pro rata)(1)	—	667	183	1,883
Net income attributable to noncontrolling interests	99	35	257	248
NOI	$26,492	$26,246	$79,972	$77,329
Non-Same Store NOI (2)	(1,330)	(1,074)	(5,389)	(4,228)
NOI of real estate partnership (pro rata) (1)	—	(667)	(183)	(1,883)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	25,162	24,505	74,400	71,218
Same Store straight-line rent adjustments	(695)	(833)	(2,581)	(2,390)
Same Store amortization of above/below market rents	(221)	(214)	(600)	(607)
Same Store lease termination fees	(30)	(300)	(298)	(600)
Same Store NOI (3)	$24,216	$23,158	$70,921	$67,621

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and nine months ended September 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

(2)	We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended September 30, 2024 to the three months ended September 30, 2023, Non-Same Store includes properties owned before July 1, 2023, and not sold before September 30, 2024, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2023, Non-Same Store includes properties acquired between January 1, 2023 and September 30, 2024 and properties sold between January 1, 2023 and September 30, 2024, but not included in discontinued operations.

(3)	We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended September 30, 2024 to the three months ended September 30, 2023, Same Store includes properties owned before July 1, 2023 and not sold before September 30, 2024. For purposes of comparing the nine months ended September 30, 2024 to the nine months ended September 30, 2023, Same Store includes properties owned before January 1, 2023 and not sold before September 30, 2024. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$7,624	$2,486	$19,556	$17,639
Depreciation and amortization	8,921	8,332	26,242	24,538
Interest expense	8,506	8,400	25,813	24,563
Provision for income taxes	118	95	327	339
Net income attributable to noncontrolling interests	99	35	257	248
Deficit in earnings of real estate partnership (1)	—	375	28	1,627
EBITDAre adjustments for real estate partnership (1)	—	223	136	169
Gain on sale of properties	(3,762)	(5)	(10,212)	(9,626)
Loss on disposal of assets	111	480	183	500
EBITDAre	$21,617	$20,421	$62,330	$59,997

(1)

We rely on reporting provided to us by our third party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and nine months ended September 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. As of September 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial & Revised Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Q3 Revised Range Full Year 2024 (1)		Projected Range Full Year 2024
	Low	High	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$24,602	$27,602	$16,600	$19,600
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	34,705	34,705	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133	133	133
Gain on sale of properties	(10,212)	(10,212)	—	—
FFO	$49,228	$52,228	$50,985	$53,985
Adjustments to reconcile to Core FFO
Proxy contest costs	1,757	1,757	—	—
Core FFO	$50,985	$53,985	$50,985	$53,985
Denominator:
Diluted shares	51,262	51,262	51,262	51,262
OP Units	695	695	695	695
Diluted share and OP Units	51,957	51,957	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.47	$0.53	$0.32	$0.38

FFO per diluted share and OP Unit	$0.95	$1.01	$0.98	$1.04

Core FFO per diluted share and OP Unit	$0.98	$1.04	$0.98	$1.04

(1)	Includes a $10,212 gain on the sale of properties and $1,757 in proxy contest costs.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	86	86
EBITDAre	$23,140	$22,290
Annualized EBITDAre	$92,560	$89,160

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0